Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Aylwin Lewis, Charles Talbot and Matthew Revord, and each of them, with full power to act and with full power of substitution and resubstitution, his or her true and lawful attorneys-in-fact with full power to execute in his or her name and on his or her behalf in his or her capacity as a director of Potbelly Corporation, a Delaware corporation (the “Company”), a Registration Statement on Form S-1 (the “Registration Statement”) and any and all amendments to the Registration Statement for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s common stock, including post-effective amendments to such Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities as the Company’s Registration Statement that are filed pursuant to the requirements of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that such attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Dated: November 1, 2012

Name	Position

/s/ Aylwin Lewis Aylwin Lewis	Director, Chief Executive Officer and President

/s/ Bryant Keil Bryant Keil	Director and Founding Chairman

/s/ Vann Avedisian Vann Avedisian	Director

/s/ Peter Bassi Peter Bassi	Director

/s/ Gerald Gallagher Gerald Gallagher	Director

/s/ Marla Gottschalk Marla Gottschalk	Director

/s/ Matthew Levine Matthew Levine	Director

/s/ Dan Levitan Dan Levitan	Director